UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apartment Investment and Management Company

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Dear Shareholder,

On September 14, 2020, Aimco announced a plan to separate off its non-core redevelopment and development business and a portfolio representing ~10% of Aimco’s existing GAV as of March 31, 2020 (the “Separation”). The Separation will result in two, focused and independent companies – Apartment Income REIT Corp. (“AIR”) and Aimco – providing investors with the option to allocate capital to two differentiated companies with distinct investment risk/return profiles.

We believe the transaction will unlock substantial value for shareholders:

•	Creates two companies, each with enhanced focus and flexibility to pursue distinct and compelling business strategies and growth through the execution of different business plans;

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Enhances optionality and investor transparency, better highlights the attributes of both companies and provides investors with the opportunity to individually determine the allocation of capital to two different companies;

•	Ensures the respective companies will be more focused and lower levered, with distinct investment risk/return profiles; and

•	Improves both AIR’s and Aimco’s opportunities to enhance future value for shareholders.

The transaction will make both AIR and Aimco more attractive investments. For AIR, its investment profile will be improved through:

•	Simplicity and transparency by exclusively owning stabilized apartments and by separating investments that are complex or take time to monetize;

•	Risk minimization by reducing financial risk through balance sheet de-levering and reducing execution risk by avoiding development and redevelopment;

•	Increased FFO and dividends per share by minimizing earnings drag from development and redevelopment and a simpler business model with lower overhead;

•	A high-quality portfolio diversified by price point and geography;

•	Peer-leading property operations;

•	A stable and experienced management team;

•	A refreshed tax basis providing an enhanced ability to manage the portfolio with minimal tax friction and reduced need for stock dividends;

•	Focused capital allocation priorities and significantly reduced cost of capital; and

•	Reduced financial leverage by $2 billion from the $2.4 billion California JV transaction and the Separation transaction.

And Aimco will benefit from:

•	A stable and experienced management team focused on development, redevelopment and value-creating investments;

•	Flexibility to make and realize the value of investments that are complex or require time to monetize;

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Appropriate and sufficient capitalization to complete development underway, with operating cash flow covering offsite costs, G&A and debt service, 10% net leverage, $100 million of cash and an expected $100 million in available credit; and

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A broad set of development opportunities, including building multifamily properties with IQHQ, a premier life science developer in San Diego, the Bay Area and Boston/Cambridge and additional opportunities at Brickell and Parkmerced.

The transaction is the result of an independent, Board-led process, which was conducted with the assistance of independent financial, legal and tax advisors. The decision to pursue the separation was informed by shareholder feedback following our regular engagement over the last year with shareholders representing more than 70% of our outstanding shares. From that extensive engagement, the Board and management team understood that our shareholders wanted greater simplicity, greater predictability, lower leverage, lower risk and a greater emphasis on current income – and this transaction is designed to achieve those goals.

In our Form 10 filing we’ve provided additional information on the business strategy, management and governance of AIR and Aimco. These updates are informed by our ongoing shareholder engagement and include:

•	Independent Board Chairs: Tom Keltner will be named independent Chairman of AIR and Bob Miller will be named independent Chairman of Aimco.

•	CEOs: Terry Considine will continue to serve as a Chief Executive Officer of AIR and, upon separation, Wes Powell will become the Chief Executive Officer of Aimco.

•	Board Refreshment: The Board of Aimco will be substantially refreshed upon separation, with five new independent directors out of a total board size of nine.

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AIR Permanent MUTA Opt-out and Board Transition: AIR will permanently opt out of the Maryland Unsolicited Takeover Act (“MUTA”). To enable AIR to execute a smooth transition to a pure-play business model, the Board determined to temporarily classify the AIR board of directors for two years, with Class I (three of nine directors) serving until the 2021 annual meeting of stockholders, and all directors standing for election at the 2022 annual meeting and thereafter. By opting out of MUTA, AIR will not be able to reclassify its board without stockholder approval after the 2022 annual meeting of stockholders.

The Aimco Board and management team are confident that the pending separation is the best way to enhance shareholder value and look forward to completing the transaction during the 2020 calendar year. On behalf of your Board of Directors, thank you for your continued support.

Terry Considine

Chairman and CEO, Aimco

Bob Miller Lead

Independent Director, Aimco

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Aimco’s and AIR’s portfolio composition and their relationship following the separation; the anticipated timing, structure and benefits of the separation; tax treatment and tax consequences of the separation; prospects and projected operating or financial results; and statements regarding the business strategy, management and governance of Aimco and AIR. In addition, we may not complete the separation on the anticipated terms or at all. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: whether or not we complete the separation on the anticipated terms or at all; the effects of the coronavirus pandemic on Aimco’s and AIR’s respective businesses and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco’s and AIR’s will operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s or AIR’s ability to maintain current or meet projected occupancy, rental rates and property operating results; Aimco’s or AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of the proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; activities by shareholder activists, including a proxy contest; Aimco’s and AIR’s relationship with each other after the consummation of the separation; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; the ability to achieve some or all the benefits that we expect to achieve from the separation; and such other risks and uncertainties described from time to time in filings by Aimco and AIR with the U.S. Securities and Exchange Commission (the “SEC”).

In addition, Aimco’s current and continuing (and, after the separation, AIR’s) qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on its ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of each of Aimco OP L.P.’s and AIR’s respective registration statements on Form 10 relating to the separation, preliminary versions of which were publicly filed with the SEC on November 5, 2020. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any statements or information contained in this document. It is understood and agreed that any such statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive, and other risks, uncertainties and contingencies many of which are beyond our control.

Important Additional Information and Where to Find It

In connection with any special meeting called by Aimco at the demand of certain shareholders of Aimco arising from Land & Buildings Investment Management’s consent solicitation (the “Special Meeting”), Aimco will file a proxy statement (the “Special Meeting Proxy Statement”), together with a WHITE proxy card, with the SEC. SHAREHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AIMCO WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by Aimco with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at Aimco’s website (https://investors.aimco.com/) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at proxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018.

Participants in the Solicitation

Aimco, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, Aimco’s Chief Executive Officer and Chairman of Aimco’s board of directors, owns in excess of one percent (1%) of Aimco’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Special Meeting Proxy Statement and other materials to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in Aimco’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 11, 2020. To the extent holdings of Aimco’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.